Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Second Quarter Results

Company Raises Fiscal 2014 Adjusted EBITDA Guidance

WINSTON-SALEM, N.C., August 5, 2014 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers, today announced financial results for the second quarter ended June 30, 2014.

Second Quarter Business Highlights:

•	Sales increased 12.6% to $26.9 million driven by a 5.3% increase in Water segment sales and a 28.0% increase in Dispensers segment sales

•	Water segment net sales increase driven by 9.7% U.S. Exchange same-store unit growth

•	Water segment gross margin percentage improved to 35.9% from 34.1% driven by our efforts to lower supply chain costs

•	Adjusted EBITDA increased 29.4% to $3.0 million from $2.3 million

•	Entered into new $35.0 million credit facility that is expected to result in decreased annual interest expense of approximately $2.0 million

(All comparisons above are compared to the second quarter of 2013.)

“Our second quarter results demonstrated continued strength and leverage in our business as adjusted EBITDA exceeded our expectations and continues to grow at a faster rate than our revenues.  The improvement was driven by increased revenues and gross margins across both business segments,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “In addition, we were able to enter into a new credit facility that reduced our cost of capital and should allow for future growth.”

Second Quarter Results

Net sales increased 12.6% to $26.9 million for the second quarter from $23.8 million for the second quarter of 2013, driven by the increases of $0.9 million and $2.2 million for the Water segment and the Dispensers segment, respectively.

Water segment net sales increased 5.3% to $17.1 million for the second quarter compared to $16.2 million for the second quarter of 2013.  Sales in the Water segment consist of the sale of multi-gallon purified bottled water (“Exchange”) and self-service refill water service (“Refill”).  The increase in Water net sales was primarily due to an 11.1% increase for U.S. Exchange sales driven by same-store unit growth of 9.7% for U.S. Exchange compared to the second quarter of 2013.

The increase in Dispensers segment net sales is due primarily to the timing of shipments to major retailers as they replenished inventory associated with consumer sell-thru.  Dispensers unit sell-thru to end consumers increased 5.6% to approximately 126,000 for the second quarter of 2014.

Gross margin percentage increased to 25.2% for the second quarter from 24.7% for the second quarter of 2013 primarily due to the 180 basis point improvement in Water segment gross margin percentage, driven by lower supply chain costs resulting from the strategic alliance agreement with DS Services of America, Inc. (“DS Services”).  Dispensers segment gross margin percentage also improved due to a shift in sales mix to higher-margin dispenser models.

Selling, general and administrative (“SG&A”) expenses increased 11.2% to $4.4 million for the second quarter of 2014 from $4.0 million for the second quarter of 2013.  However, as a percentage of net sales, SG&A decreased to 16.4% for the second quarter of 2014 from 16.7% for the second quarter of 2013.

Adjusted EBITDA increased 29.4% to $3.0 million from $2.3 million for the second quarter of 2013 driven by the net sales and gross margin improvements previously mentioned.  The U.S. GAAP net loss from continuing operations for the second quarter of 2014 was ($6.2) million, or ($0.25) per share, compared to ($2.1) million, or ($0.09) per share, for the second quarter of the prior year.  The loss from continuing operations includes one-time charges of $2.8 million related to refinancing of debt, $0.9 million in transitions of the Company’s Exchange distribution network; and $0.9 million for loss on the disposal and impairment of equipment in the Water segment.  On a pro forma fully taxed basis, net loss from continuing operations was ($0.02) per share for the three months ended June 30, 2014 compared to a ($0.04) loss for the same period in the prior year (see financial tables for details).

Prudential Credit Facility

As previously announced, on June 20, 2014 the Company entered into a new $35.0 million credit facility with Prudential Insurance Company of America consisting of a $15.0 million revolving credit facility and $20.0 million in term notes.  Interest rates on the new credit facility reflect a significant reduction from the rates on the Company’s prior debt and are expected to result in a decrease in annual interest expense of approximately $2.0 million.

Guidance

The Company reiterated its full year 2014 guidance for net sales of $98.0 to $102.0 million and increased its full year 2014 guidance for adjusted EBITDA to $11.1 to $11.6 million compared to its prior guidance of $10.9 to $11.4 million.

The Company expects third quarter 2014 net sales of $26.0 to $28.0 million and third quarter 2014 adjusted EBITDA of $3.6 to $4.0 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, August 5, 2014.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Mark Castaneda, Chief Financial Officer, and Matt Sheehan, President and Chief Operating Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through August 19, 2014.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements include the Company’s financial guidance, its expectations related to costs associated with the transition of its distribution system, and the Company’s belief that its new credit facility will result in savings of $2.0 million in interest expense annually and allow for future growth.  These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the failure to achieve the incremental net sales or reduced distribution costs associated with strategic alliance agreement with DS Services of America, Inc., significant additional costs in connection with the transition of its distribution system to DS Services, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's Exchange and Refill services and its water dispensers, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers (including as a result of the Company’s entering into the strategic alliance agreement with DS Services of America, Inc.), the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of warranty expense or sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, the failure of lenders to honor their commitments under the Company's credit facility, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 17, 2014 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and pro forma fully taxed net loss from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as loss from continuing operations before depreciation and amortization; interest expense and other, net; non-cash, stock-based compensation expense; non-recurring costs; and loss on disposal and impairment of property and equipment and other.   Pro forma fully taxed net loss from continuing operations is defined as loss from continuing operations before income taxes less non-cash, stock-based compensation expense, loss on disposal and impairment of property and equipment, debt refinancing costs and non-recurring costs as adjusted on a pro forma basis for the full effect of income taxes.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Adjusted EBITDA excludes significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and is subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net sales	$26,853	$23,849	$50,382	$46,177
Operating costs and expenses:
Cost of sales	20,091	17,948	37,433	34,988
Selling, general and administrative expenses	4,417	3,971	8,258	7,773
Non-recurring costs	894	81	2,719	94
Depreciation and amortization	2,757	2,765	5,501	5,529
Loss on disposal and impairment of property and equipment	889	42	1,024	76
Total operating costs and expenses	29,048	24,807	54,935	48,460
Loss from operations	(2,195)	(958)	(4,553)	(2,283)
Interest expense and other, net	3,977	1,178	5,253	2,222
Loss from continuing operations	(6,172)	(2,136)	(9,806)	(4,505)
Loss from discontinued operations	(234)	(136)	(353)	(360)
Net loss	$(6,406)	$(2,272)	$(10,159)	$(4,865)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.25)	$(0.09)	$(0.41)	$(0.19)
Loss from discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)
Net loss	$(0.26)	$(0.10)	$(0.42)	$(0.20)

Basic and diluted weighted average common shares outstanding	24,233	23,891	24,155	23,840

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended March 31,		Six months ended June 30,
	2014	2013	2014	2013
Segment net sales
Water	$17,100	$16,232	$32,992	$31,142
Dispensers	9,753	7,617	17,390	15,035
Total net sales	$26,853	$23,849	$50,382	$46,177

Segment income (loss) from operations
Water	5,422	4,737	10,361	8,804
Dispensers	402	90	731	254
Corporate	(3,479)	(2,897)	(6,401)	(5,642)
Non-recurring costs	(894)	(81)	(2,719)	(94)
Depreciation and amortization	(2,757)	(2,765)	(5,501)	(5,529)
Loss on disposal and impairment of property and equipment	(889)	(42)	(1,024)	(76)
	$(2,195)	$(958)	$(4,553)	$(2,283)

Primo Water Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value data)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash	$427	$394
Accounts receivable, net	10,283	7,614
Inventories	7,805	6,346
Prepaid expenses and other current assets	2,724	1,499
Total current assets	21,239	15,853

Bottles, net	4,455	4,104
Property and equipment, net	35,532	38,634
Intangible assets, net	10,268	10,872
Other assets	896	1,508
Total assets	$72,390	$70,971

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,313	$10,943
Accrued expenses and other current liabilities	3,856	3,472
Current portion of capital leases and notes payable	86	16
Total current liabilities	22,255	14,431

Long-term debt, capital leases and notes payable, net of current portion	24,790	22,654
Liabilities of disposal group, net of current portion, and other long-term liabilities	2,328	2,330
Total liabilities	49,373	39,415

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 24,415 and 24,076 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	24	24
Additional paid-in capital	274,580	273,379
Common stock warrants	8,833	8,420
Accumulated deficit	(259,996)	(249,837)
Accumulated other comprehensive loss	(424)	(430)
Total stockholders’ equity	23,017	31,556
Total liabilities and stockholders’ equity	$72,390	$70,971

Primo Water Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(10,159)	$(4,865)
Less: Loss from discontinued operations	(353)	(360)
Loss from continuing operations	(9,806)	(4,505)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,501	5,529
Loss on disposal and impairment of property and equipment	1,024	76
Stock-based compensation expense	897	623
Non-cash interest expense	2,721	610
Issuance of DS Services' common stock warrant	589	–
Other	(181)	(1)
Changes in operating assets and liabilities:
Accounts receivable	(2,442)	343
Inventories	(1,472)	909
Prepaid expenses and other assets	(234)	(39)
Accounts payable	7,920	3,077
Accrued expenses and other liabilities	511	(877)
Net cash provided by operating activities	5,028	5,745

Cash flows from investing activities:
Purchases of property and equipment	(2,853)	(1,930)
Purchases of bottles, net of disposals	(1,864)	(1,327)
Proceeds from the sale of property and equipment	124	2
Additions to and acquisitions of intangible assets	(12)	(38)
Net cash used in investing activities	(4,605)	(3,293)

Cash flows from financing activities:
Borrowings under Revolving Credit Facilities	31,653	42,368
Payments under Revolving Credit Facilities	(30,198)	(47,493)
Borrowings under Term loans	22,500	3,000
Payments under Term loans	(23,499)	–
Note payable and capital lease payments	(75)	(8)
Debt issuance costs	(605)	(546)
Stock option and employee stock purchase activity, net	50	16
Net cash used in financing activities	(174)	(2,663)

Net increase (decrease) in cash	249	(211)
Cash, beginning of year	394	234
Effect of exchange rate changes on cash	(29)	(35)
Cash (used in) provided by discontinued operations from:
Operating activities	(187)	233
Cash (used in) provided by discontinued operations	(187)	233
Cash, end of period	$427	$221

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Loss from continuing operations	$(6,172)	$(2,136)	$(9,806)	$(4,505)
Depreciation and amortization	2,757	2,765	5,501	5,529
Interest expense and other, net	3,977	1,178	5,253	2,222
EBITDA	562	1,807	948	3,246
Non-cash, stock-based compensation expense	609	298	897	623
Non-recurring costs	894	81	2,719	94
Loss on disposal and impairment of property and equipment and other	922	122	1,108	238
Adjusted EBITDA	$2,987	$2,308	$5,672	$4,201

Primo Water Corporation
Pro forma fully taxed net loss from continuing operations
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Loss from continuing operations	$(6,172)	$(2,136)	$(9,806)	$(4,505)
Non-cash, stock-based compensation expense	609	298	897	623
Non-recurring costs	894	81	2,719	94
Loss on disposal and impairment of property and equipment	889	42	1,024	76
Debt refinancing costs	2,848	–	2,848	–
Pro forma effect of full income tax	354	652	881	1,410
Non-GAAP net loss	$(578)	$(1,063)	$(1,437)	$(2,302)

Basic and diluted non-GAAP net loss per share	$(0.02)	$(0.04)	$(0.06)	$(0.10)

Basic and diluted shares used to compute non-GAAP net loss per share	24,233	23,891	24,155	23,840